EXHIBIT 99


                             ELKHART COMMUNITY BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On July 24, 2003

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of ELKHART COMMUNITY BANK hereby appoints Myrl
D. Nofziger and Steven L. Brown, or either of them, to represent the undersigned at the meeting of the shareholders of ELKHART COMMUNITY BANK to be held on July 24, 2003, at 11:15 a.m. (local time), at Elkhart Community Bank, 303 South Third Street, Elkhart, Indiana 46516, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of May 22, 2003, between and among CAPITOL BANCORP LIMITED and the shareholders of ELKHART COMMUNITY BANK to exchange the shares of common stock of ELKHART COMMUNITY BANK not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, ELKHART COMMUNITY BANK will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.

     [ ] FOR     [ ] AGAINST    [ ] ABSTAIN
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     2. Election of Directors

     Number of shares entitled to vote: _______
     CHOOSE A OR B

     A ___ Vote for the nominees listed.

     B ___ Withold authority to vote for all nominees listed below.

     ___ Nancy B. Banks            ___ R. Steven Bennett
     ___ Kenneth W. Brink          ___ Steven L. Brown
     ___ Robert C. Carr            ___ Andrew W. Frech
     ___ Curtis T. Hill, Jr.       ___ Richard J. Jensen
     ___ Richard L. Max, Sr.       ___ Myrl D. Nofziger
     ___ Brian J. Smith            ___ Jack E. Welter

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1 AND 2.

Dated:  ______________, 2003

                                             -----------------------------------
                                             Number of Shares of Common Stock

                                             -----------------------------------
                                             Signature (and title if applicable)

                                             -----------------------------------
                                             Signature (if held jointly)

                                             Please sign your name exactly as
                                             it appears on your stock
                                             certificate. When shares are held
                                             by joint tenants, both should
                                             sign. When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give full
                                             title as such. If a corporation,
                                             please sign in full corporate name
                                             by the President or other
                                             authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.